Exhibit 99.2
RETENTION AGREEMENT
     THIS RETENTION AGREEMENT (the “Agreement”), contingent on the consummation of the Merger (as defined below) and effective as of the Closing Date (as defined below), is made and entered into by and between KATRINA M. WINBERG (“Employee”) and FIRST CHARTER CORPORATION, a North Carolina corporation, for and on its own behalf and in the interests of the surviving corporation in the Merger (the “Company”), and FIRST CHARTER BANK, a North Carolina corporation (collectively defined and referred to as the “Parties”).
     WHEREAS, Employee is currently a shareholder and/or option holder of GBC Bancorp, Inc. (“GBC Bancorp”) and an employee of GBC Bancorp’s wholly owned subsidiary, Gwinnett Banking Company (“GBC”), most recently serving as Senior Vice President, SBA Lender for GBC;
     WHEREAS, GBC Bancorp, its Board of Directors and, if and as approved, a majority of its shareholders, including Employee, desire to merge GBC Bancorp into the Company in return for the Merger Consideration as defined in the Agreement and Plan of Merger by and among GBC Bancorp and the Company (the “Merger Agreement”), to be effective on the Closing Date as defined in the Merger Agreement (the overall transaction for which is defined and referred to as the “Merger”);
     WHEREAS, Employee is a valuable employee of GBC, and First Charter wishes Employee to remain employed with GBC’s successor following the Merger to assist in the ongoing operations of the new organization and perform such duties and responsibilities as set forth below;
     WHEREAS, Employee, as a shareholder and/or option holder of GBC Bancorp, will receive significant personal consideration as a result of the Merger and, as additional consideration for Employee’s entering into this Agreement, and in recognition of Employee’s value to GBC and its successor, on the Closing Date Employee shall become employed by the Company and/or its subsidiaries by way of the Merger and receive certain rights to Company restricted shares as set forth in detail below;
     WHEREAS, as an express prior condition of the Merger and as a material inducement for the Company to enter into the Merger Agreement, Employee has agreed to execute and be bound by this Agreement, wherein the Parties have endeavored to limit Employee’s future activities only to the extent necessary to protect the Company and its subsidiaries from unfair post-Merger competition, to preserve for the Company the value of the consideration given for GBC Bancorp shares, and to protect adequately the trade secrets and confidential and proprietary information of GBC Bancorp, its subsidiaries and the Company and its subsidiaries during and after Employee’s employment with the Company and/or its subsidiaries;
     NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     1. Appointment. Effective on the Closing Date, Employee shall be designated and appointed to act and perform services on behalf of the Company as Senior Vice President, SBA Lender of the Company’s then wholly owned subsidiary, GBC, or GBC’s successor by way of merger with First Charter Bank (collectively, the “Bank”), and shall perform and serve in such future duties, responsibilities and positions as may be assigned to Employee from time to time. Employee hereby accepts such employment and agrees to devote her full professional time, attention, and best effort to the business of the Company, the Bank and their subsidiaries in the carrying out of her employment responsibilities.
     2. Compensation. During Employee’s employment with the Bank, Employee shall be compensated for her services at an initial biweekly base salary rate of $4,542.63, equivalent to $118,108.38 per year, plus commission pursuant to the terms of Employee’s current incentive commission program with GBC as of the date of this Agreement, less applicable withholdings and pursuant to the procedures established by the Bank. Employee shall also be entitled to participate in management incentives, bonuses and benefits applicable to Employee’s position in such form, manner and times as the Bank may from time to time establish for its employees or specified classes of employees in its sole discretion and in accordance with the terms of such benefits/plans, as they may be established, modified, replaced or terminated from time to time.
     3. Restricted Stock. As additional consideration for entering into this Agreement, following Employee’s employment by the Bank and/or the Company on the Closing Date, Employee shall be awarded restricted shares of the Company’s common stock pursuant to the Company’s Restricted Stock Award Program. The value of the restricted shares awarded to Employee (based on the publicly traded price of the Company’s common stock at the close of trading three (3) trading days before the Closing Date and irrespective of the restrictions associated with such restricted shares) shall be three times (3x) Employee’s annual base salary as set forth in Section 2 above, to be rounded down to the nearer whole share amount. The Parties further agree that the awarding of such restricted shares shall be made pursuant to the terms of a Restricted Stock Award Agreement to be executed in a form attached as Exhibit A (the “Award Agreement”), with the Restriction Period as defined in the Award Agreement to begin on the Closing Date and end on the third anniversary of the Closing Date (the “Restriction Period”).
     In addition, if Employee experiences a Termination of Service (as defined in the Restricted Stock Award Program) before the end of the Restriction Period as a result of First Charter’s discontinuance of its Small Business Administration lending business or First Charter’s involuntary termination of Employee without “Cause” (as defined below), the Parties agree that First Charter shall pay Employee an amount equal to the cash value of Employee’s restricted shares based on the publicly traded price of the Company’s common stock as of the Termination of Service as if such shares had vested on a pro-rata basis through the effective date of such event (calculated using as the numerator the number of days from the beginning of the Restriction Period to the effective date of the Employee’s Termination of Service, and as the denominator the number of days from the beginning of the Restriction Period to the last day of the Restriction Period). Nothing in this Agreement or the Award Agreement shall in any way change Employee’s employment status with the Bank and/or the Company, which shall be at-will, nor are they a guarantee of or a contract for continued employment with the Bank and/or the Company, for a specific term or otherwise.
     For the purpose of this Agreement, “Cause” shall mean (a) willful misconduct of a material nature by Employee in connection with the performance of Employee’s employment duties under this Agreement; (b) use of alcohol or narcotics that affects Employee’s ability to perform Employee’s employment duties under this Agreement; (c) Employee’s conviction of a serious misdemeanor involving moral turpitude or a felony; (d) embezzlement or theft by Employee from the Company or any of its subsidiaries; (e) Employee’s gross inattention to or dereliction of duty; (f) Employee’s commission or omission of an act of fraud or dishonesty in connection with Employee’s employment under this Agreement; (g) Employee’s breach of any fiduciary duty to the Company or any of its subsidiaries, including the duty of loyalty; or (h) performance by Employee of any other willful act which Employee knew or reasonably should have known would be materially detrimental to the Company or any of its subsidiaries.
     4. Conflicts of Interest. Throughout Employee’s employment with the Bank, Employee shall not be engaged in providing any services, either as an employee or independent contractor, with or without compensation, to any other person or entity engaged in the business of the sale, distribution or provision of banking, financial, commercial lending or insurance products or services or any other business that is competitive to that which is then being conducted by the Company, the Bank or their subsidiaries, now or in the future.
     5. Non-Competition Agreement. If Employee’s employment with the Bank terminates or ends at any time during the Restriction Period (whatever the reason for the end of the employment relationship), then for the remainder of the Restriction Period or a period of twelve (12) months after Employee’s employment with the Bank has terminated or ended, whichever is lesser, Employee shall not either individually or as an employee, agent or consultant engage in any Competitive Activity (as defined below) within the Prohibited Territory (as defined below).

     “Competitive Activity” means the sale, distribution or provision, or attempted sale, distribution or provision, of SBA and/or other commercial lending services other than on behalf of the Company, the Bank or their subsidiaries.
     “Prohibited Territory” means: (i) Fulton County, Georgia; and/or (ii) the counties contiguous to Fulton County, Georgia. Employee acknowledges and agrees that Employee’s business conducted with GBC prior to the Closing Date or to be conducted for the Company or the Bank after the Closing Date, occurred (or in the case of the Company and the Bank, will occur) within the scope of such counties.
     6. Agreement Not To Interfere With Business. If Employee’s employment with the Bank terminates or ends at any time during the Restriction Period (whatever the reason for the end of the employment relationship), then for the remainder of the Restriction Period or a period of twelve (12) months after Employee’s employment with the Bank has terminated or ended, whichever is lesser, Employee shall not:
     (a) Solicit, encourage, cause, or attempt to cause any supplier of goods or services to the Company, the Bank or their subsidiaries not to do business with, to discontinue doing, or to reduce or transfer all or any part of their business with the Company, the Bank or their subsidiaries; and/or
     (b) Solicit, call upon, divert or contact or attempt to solicit, call upon, divert or contact any then current Company Customer (as defined below) for the purpose of engaging in any Competitive Activity (as defined in Section 5 above).
     “Company Customer” means any company or individual client/customer of the Company, the Bank or GBC: (i) who contacted Employee or whom Employee contacted or served as part of her prior employment with GBC before the Merger and/or her subsequent employment with the Bank within Employee’s last twenty-four months as a Bank or GBC employee; or (ii) who is a prospective customer of the Company, the Bank or GBC solicited or contacted by Employee within her last twenty-four months as a Bank or GBC employee.
     7. Agreement Not to “Raid” or Engage Employees. If Employee’s employment with the Bank terminates or ends at any time during the Restriction Period (whatever the reason for the end of the employment relationship), then for the remainder of the Restriction Period or a period of twelve (12) months after Employee’s employment with the Bank has terminated or ended, whichever is lesser, Employee shall not for the purpose of providing banking, financial, commercial lending or insurance services, whether on behalf of any other entity or on her own behalf solicit, encourage, support or cause any employee then presently employed by First Charter, the Bank or their subsidiaries with whom Employee had contact in the course of her employment during Employee’s last twelve months as a Bank or GBC employee to leave the employment of First Charter, the Bank or their subsidiaries.
     8. Acknowledgement. Employee acknowledges that the restrictions placed upon her by Sections 4-7 of this Agreement are reasonable and necessary given the nature of her past and current positions with the Company, the Bank and GBC, the area in which the Company, the Bank and GBC market their products and services, and the consideration provided by the Company and the Bank to her pursuant to this Agreement and the Merger. Employee acknowledges that the length of the noncompete and nonsolicitation periods are reasonable and that the definitions of Competitive Activity, Company Customer and Prohibited Territory are reasonable. Employee further agrees not to contest the validity or enforceability of Sections 4-7 of this Agreement.
     Notwithstanding the above, if Employee’s employment with the Bank terminates or ends at any time as a result of: (a) First Charter’s discontinuance of its Small Business Administration lending business; (b) First Charter’s involuntary termination of Employee without “Cause” (as defined in Section 3 above); (c) Employee’s resignation due to the relocation of Employee’s assigned workplace with the Bank to a location that is more than fifty (50) miles from Employee’s current assigned branch with GBC as of the date of this Agreement, without Employee’s consent; or (d) Employee’s resignation due to a reduction in the rate of Employee’s base salary or a change in Employee’s incentive commission program set forth or referenced in Section 1 above, without

Employee’s consent, then the Parties agree that Employee’s obligations set forth in Sections 5-7 above shall automatically end and be null and void.
     9. Company Information/Confidentiality. Employee agrees that she will return upon the Company’s or the Bank’s request at any time (and, in any event, before the last day of her employment with the Bank) all documents, written material, information, products, devices and other property belonging to the Company, the Bank or their subsidiaries, including but not limited to GBC, as well as all documents and other materials of any kind that constitute or contain any Confidential Information (as defined below), in Employee’s possession or control, regardless of how stored or maintained, including all originals, copies and compilations and all information stored or maintained on computer, tapes, discs or any other form of technology. In addition, for and in consideration of this Agreement, Employee further agrees to the following for the protection of the Company and its subsidiaries and affiliates:
     (a) During Employee’s employment with the Bank and for a period of five (5) years thereafter, Employee will not, without prior written approval by the General Counsel of the Company: (i) misappropriate, (ii) disclose to any third party, either directly or indirectly, or (iii) aid anyone else in disclosing to any third party, either directly or indirectly, all or any part of any Confidential Information.
     (b) “Confidential Information” means confidential or proprietary business or technical information furnished to or obtained by Employee within the course of her prior employment with GBC before the Merger or her subsequent employment with the Bank (including, without limitation, information created, discovered, developed or made known by Employee), whether such information is in the form of data, forecasts, records, reports or other documents.
     Confidential Information includes, by way of illustration, but is not limited to: (i) any Company, Bank or GBC information regarding any Company, Bank or GBC customer or account (including any “Company Customer” as that term is defined above), including, but not limited to, customer lists, contracts, requirements, billing histories, marketing methods, and products or services provided by the Company, the Bank or GBC to such customers or accounts; (ii) all non-public financial information concerning the Company, the Bank, GBC or their subsidiaries and affiliates, including, but not limited to, financial statements, balance sheets, profit and loss statements, earnings, commissions and salaries paid to employees, sales data and projections, cost analyses and similar information; (iii) all plans and projections for business opportunities for new or developing business of the Company, the Bank, GBC or their subsidiaries and affiliates; (iv) all information relating to the Company’s, the Bank’s or GBC’s prices, costs, research and development activities, service performance, operating results, employee lists, personnel matters and other confidential or proprietary information, designs, patents, ideas, inventions and trade secrets; and (v) any of the information described in subsections (i)-(iv) of this paragraph that the Company, the Bank or GBC obtain from another party or entity and that the Company, the Bank or GBC treat or designate as confidential or proprietary information, whether or not such information is owned or was developed by the Company, the Bank or GBC.
     Notwithstanding anything to the contrary in the prior two paragraphs, “Confidential Information,” however, shall not mean or apply to any information or materials to the extent that the same (i) is now in, or later enters, the public domain through no fault of Employee, (ii) was known to Employee before the disclosure by the Company, the Bank or GBC, (iii) was rightfully obtained by Employee from a third party in rightful possession of such information other than via the Company, the Bank or GBC, or (iv) is compelled by court order or other judicial process to be disclosed by Employee.
     10. Enforcement. In the event of any breach or threatened breach of this Agreement by Employee, the Company and/or the Bank shall be entitled to seek an injunction, without bond, restraining such breach, but nothing herein shall be construed as prohibiting the Company or the Bank from pursuing other remedies available to them. The Company and/or the Bank shall be entitled to their costs and attorneys’ fees relating to any such proceeding or any other legal action to enforce the terms of this Agreement. In addition, all remedies available to the Company and the Bank by reason of a breach or threatened breach by Employee of any of the provisions of this Agreement are cumulative, none is exclusive, and all remedies may be exercised concurrently or consecutively at the Company’s and the Bank’s option. Employee also agrees that the Company and the Bank may disclose this Agreement to any person or entity who, at any time during Employee’s employment with the Bank or during the period in which the noncompete, nonsolicitation and confidentiality provisions of this Agreement are in effect, employs or considers employing or retaining the services of Employee.
     11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina (without regard to its conflict-of-laws provisions). Employee further agrees that any litigation under this Agreement may be brought by the Company and/or the Bank in the State of North Carolina or the State of Georgia notwithstanding that she may not be a resident of either state when the litigation is commenced and/or cannot be served process within such states. Employee also irrevocably consents to the jurisdiction of the courts of North Carolina and Georgia (whether federal or state) for all disputes with the Company and/or the Bank that concern this Agreement.
     12. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors, assigns, heirs and personal representatives. Employee may not assign or delegate any of her rights, obligations, title or interest in this Agreement. The Company and the Bank may without Employee’s consent assign this Agreement to any affiliate or any successor to the Company’s and the Bank’s business or a part thereof, by sale, merger or otherwise.
     13. Severability. Every provision and subsection of this Agreement is severable from each other provision or subsection of this Agreement. If any part of the covenants, provisions or subsections contained in this Agreement is determined by a court of competent jurisdiction or by any arbitration panel to which a dispute is submitted to be invalid, illegal or incapable of being enforced, the validity of the other provisions and subsections of this Agreement shall not be impaired. If any provision or subsection of this Agreement shall be deemed invalid as to its scope, then notwithstanding such invalidity, that provision or subsection shall be deemed valid to the fullest extent permitted by law, and the Parties agree that, if any court or panel makes such a determination, it shall have the power to reduce the duration, scope or area of such provisions or subsections and to delete specific words and phrases by “blue penciling” and, in its reduced or blue-penciled form, such provisions and subsections shall then be enforceable as allowed by law.
     14. Taxes. This Agreement is intended to comply with Internal Revenue Code section 409A to the extent that section is applicable, and it shall be interpreted in a manner that complies with such section to the fullest extent possible. The Parties agree that the Company and the Bank shall have the power to adjust the timing or other details relating to the awards and/or payments described in this Agreement if the Company and the Bank determine that such adjustments are necessary in order to comply with or become exempt from the requirements of section 409A. The Parties further acknowledge that if Employee is determined to be a “specified employee” as such term is defined in section 409A of the Internal Revenue Code upon the termination or end of Employee’s employment with the Bank, that certain payments to Employee under this Agreement may be required to be postponed to comply with section 409A. Thus, the Parties agree that, in such event, any payments that are so postponed will be paid to Employee on the first day of the calendar month following the end of the required postponement period. Employee understands and agrees that she is responsible for any federal or state tax liability, penalties, excise taxes, interest, tax payments or tax judgments against her that could arise as a result of this Agreement. In addition, Employee agrees that she has had the opportunity to consult with her own, independent accountant and/or counsel regarding any and all tax issues related to this Agreement. Employee also agrees that the Company, the Bank, GBC, their respective parent and subsidiary companies, and their respective officers, employees, accountants, attorneys and agents are in no way indemnifying or making any representation, statement or guarantee to Employee as to Employee’s past, current or future tax liability or the ultimate position that the IRS or any applicable state tax agency may take with respect to the tax treatment of Employee’s prior or future wages, payments, compensation and benefits, including those payments, awards and provisions set forth in this Agreement.
     15. Entire Agreement. This Agreement (including the recitals, which are hereby incorporated by reference) and the Award Agreement to be separately executed by the Parties on the Closing Date will, upon commencement of its term as described in Section 1 above contingent on the consummation of the Merger, constitute the entire agreement and understanding among the Parties pertaining to the subject matters contained herein and replace and supersede any and all prior and contemporaneous agreements, representations and understandings of the Parties. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company, the Bank and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term. A valid waiver of any provision of this Agreement shall be limited to the instance received in such writing and, unless otherwise expressly stated, shall not be effective as a continuing waiver or repeal of such provision.
     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed by their duly authorized and proper officer, and Employee has set her hand and seal this the 1st day of June, 2006.

FIRST CHARTER CORPORATION:

By:	/s/ Stephen M. Rownd

Name:	Stephen M. Rownd

Title:	Group Executive Vice President and Chief Risk Officer

FIRST CHARTER BANK:

By:	/s/ Stephen M. Rownd

Name:	Stephen M. Rownd

Title:	Group Executive Vice President and Chief Risk Officer

EMPLOYEE:

	/s/ Katrina M. Winberg	(SEAL)

Katrina M. Winberg